Wyoming Secretary of State
2020 Carey Avenue, Suite 700
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

WY Secretary of State
FILED: 03/27/2018 04:03 PM
Original ID: 2016-000721430
Amendment ID: 2018-002271694

Profit Corporation
Articles of Amendment

1. Corporation name:

Advanced Fuel Technologies Ltd.

2. Article number(s) I and IV is amended as follows:

ARTICLE I - The name of the corporation is changed from Advanced Fuel Technologies Ltd. to Advanced Bio-Oil Technologies Ltd.

ARTICLE IV, Section 4.1 - The total number of shares of capital stock authorized for issuance is changed from 260,000,000 (two hundred sixty million) shares to 1,100,000,000 (one billion one hundred million) shares.

The number of authorized shares of Common Stock Class A is changed from 160,000,000 (one hundred sixty million) shares to 1,000,000,000 (one billion) shares.

3. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

4. The amendment was adopted on 03/16/2018
(Date – mm/dd/yyyy)

Received
MAR 20 2018
Secretary of State
Wyoming

5. Approval of the amendment: *(Please check **only one** appropriate field to indicate the party approving the amendment.)*

☐ **Shares were *not* issued** and the board of directors or incorporators have adopted the amendment.

OR

☐ **Shares were issued** and the board of directors have adopted the amendment *without shareholder approval*, in compliance with W.S. 17-16-1005.

OR

☑ **Shares were issued** and the board of directors have adopted the amendment *with shareholder approval*, in compliance with W.S. 17-16-1003.

Signature: F Albano

(May be executed by Chairman of Board, President or another of its officers.)

Date: 03/16/2018 *(mm/dd/yyyy)*

Print Name: Francesca Albano

Contact Person: Francesca Albano

Title: Chief Financial Officer

Daytime Phone Number: 720 262 5245

Email: contact@aftinside.com

(Email provided will receive annual report reminders and filing evidence.)
**May list multiple email addresses*

Checklist

- ☑ ***Filing Fee: $50.00*** Make check or money order payable to Wyoming Secretary of State.
- ☑ Please submit one **originally signed** document.
- ☑ **Typical processing time is 3-5 business days** following the date of receipt in our office.
- ☑ Please review form prior to submitting to the Secretary of State to ensure all areas have been completed to avoid a delay in the processing time of your documents.

STATE OF WYOMING
Office of the Secretary of State

I, EDWARD A. BUCHANAN, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.

CERTIFICATE OF NAME CHANGE

Current Name: **Advanced Bio-Oil Technologies Ltd.**
Old Name: **Advanced Fuel Technologies Ltd.**

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this **27th** day of **March, 2018**



GREAT SEAL OF THE STATE OF WYOMING

Filed Date: 03/27/2018

Secretary of State

By: Cristina Castillo